EXHIBIT 10.33

SolarMax Technology, Inc.

March 13, 2019

SunSpark Technology Inc.

3080 12th Street

Riverside, CA 92507

Attention: Jie Zhang

Dear Mr. Zhang:

Reference is made to the Solar Module Supply Agreement dated as of June 1, 2016 between SunSpark Technology Inc. (“SunSpark”) and SolarMax Technology, Inc. (“SolarMax”), as amended (the “Agreement”). This letter will confirm our agreement and understanding with respect to SolarMax’ purchase obligations for 2018 and 2019 pursuant to the Agreement. SunSpark has previously extended the date by which SolarMax must meet its 2018 purchase obligations from May 31, 2018 to December 31, 2018. As we discussed, SolarMax’ purchase obligations through 2018 were suspended in their entirety (except to the extent that SolarMax made purchases pursuant to the Agreement), and the purchase commitments for 2019, which will be the year ended December 31, 2019, will be negotiated in good faith during 2019. Except as amended by this letter, the Agreement shall remain in full force and effect.

Please confirm your agreement with the foregoing.

Very truly yours, SOLARMAX TECHNOLOGY, INC.

By:	/s/ David Hsu
David Hsu, CEO

AGREED TO: SUNSPARK TECHNOLOGY INC.

By:	/s/ Jie Zhang
Jie Zhang, Authorized Signatory